Exhibit 3.12(a)

Amendment to Declaration of Partnership

Partnership Act

Name of Partnership

WIRELINE WORKS PARTNERSHIP

Registration Number

PT18019880

We, the persons named as partners in the Declaration of Partnership declare that:

1.	The partnership name indicated above has been changed to

N/A
New Name of Partnership

2.	The current partners are (if more than two partners please attach a list):

(a) WRCA Canadian Holdings (Luxembourg) S.a.r.L
Name in Full

9000,700 - 9th Avenue SW, Calgary, AB T2P_ 3V4
Home Address in Full

Per:	/s/ Daniel Adam

Per:	Daniel Adam

(b) 1296728 Alberta ULC
Name in Full

3000, 700 - 9th Avenue SW, Calgary, AB T2P_ 3V4
Home Address in Full

Per:	/s/ Ira Glazer
IRA GLAZER

3.	Do the names above reflect:

a change of partners?	☒	Yes	☐	No
a change of home address of partner?	☒	Yes	☐	No

4. Date of declaration:	2007/02/27
Year / Month / Day

Partnership Act

Form 203

ALBERTA

DECLARATION OF PARTNERSHIP

Consumer and Corporate Affairs

Wireline Works Inc. and 1295728 Alberta ULC HEREBY DECLARE:

1.	That we are carrying on or intend to carry on the business of the sale of electromechanical wire rope and other cables in the Province of Alberta, under the name of “Wireline Works Partnership”.

2.	That the said partnership has existed since the 16th day of February, 2007, and that the Partnership shall exist for an indefinite period.

3.	That the persons named in the declaration are the sole members of the Partnership.

4.	Date of Declaration: February 16, 2007.

DECLARATION OF PARTNERSHIP - PARTNERS

NAME:	Wireline Works Inc. (CAN# 2010371926)

SIGNATURE OF PARTNER	/s/ Terrence Moffatt
Terrence Moffatt

ADDRESS:	Bay 4, 7503 - 35th Street SE
Calgary, AB T2C 1V3

NAME:	1295728 Alberta ULC (CAN# 2012957284)

SIGNATURE OF PARTNER	/s/ Terrence Moffatt
Terrence Moffatt

ADDRESS:	Bay 4, 7503 - 35th Street SE
Calgary, AB T2C 1V3